Exhibit 10.17

WU [***]

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

EXCLUSIVE LICENSE AGREEMENT

PREAMBLE

This agreement (“Agreement”) is made and entered into, effective as of the date of last signature below, (“Effective Date”) by and between: Washington University, a corporation established by special act of the Missouri General Assembly approved February 22, 1853 and acts amendatory thereto, having its principal offices at One Brookings Drive, St. Louis, Missouri 63130 (hereinafter referred to as “WU”); and Sana Biotechnology, Inc. a corporation organized and existing under the laws of the State of Delaware, having its principal offices at 188 E Blaine Street, Suite 400, Seattle, WA 98102 (hereinafter referred to as “Licensee”) and the following correspondence addresses, each a “Party” or collectively the “Parties” of this Agreement:

[***]	[***]

License Issue Fee: [***]

License Maintenance Fee: Licensee will pay the License Maintenance Fees to WU as follows until the First Commercial Sale of the first Licensed Product:

•	[***] on the [***] anniversaries of the Effective Date; and

•	[***] on the [***] anniversaries of the Effective Date; and

•	[***] on the [***] anniversaries of the Effective Date; and

•	$[***] on the [***] aniversary of the Effective Date and every anniversary thereafter until a First Commercial Sale.

Milestones and Milestone Payments: On a Licensed Product-by-Licensed Product basis, for the first [***] Licensed Products as distinguished by whether or not such product would require a different BLA to be submitted to the FDA due to differing composition: [***]

Milestone payments shall be due whether the milestones are achieved by Licensee or a Sublicensee or Affiliate of Licensee. In addition, if Licensee is not required to conduct a specific clinical trial, then Licensee shall make that skipped milestone payment upon achievement of the next milestone event (in addition to payment for such next milestone).

Royalty Rate: [***]%

Minimum Royalty: Following the First Commercial Sale Licensee of the first Licensed Product, Licensee will make the following Minimum Royalty payments to WU.

•	[***] on the [***] anniversary of the Effective Date following a First Commercial Sale; and

•	[***] on the [***] anniversary of the Effective Date following a First Commercial Sale; and

•	[***] on the [***] anniversary of the Effective Date following a First Commercial Sale; and

•

[***] on the [***] anniversary of the Effective Date following a First Commercial Sale and every anniversary of the Effective Date thereafter until the last to expire Valid Claim which covers a Licensed Product.

WU [***]

Sublicensee Revenue percentage:

•	[***] percent ([***]%) of all Sublicensing Revenue if the Sublicense is executed prior to [***]; and

•	[***] percent ([***]%) of all Sublicensing Revenue if the Sublicense is executed after [***].

Patents and Patent Applications within Patent Rights: See Exhibit C.

Field: Diagnosis, prevention and treatment of human disease or disorders.

Territory: Worldwide.

Term: The term of this Agreement shall commence on the Effective Date and continue until the last day that at least one Valid Claim exists.

RECITALS

A. WU possesses certain Patent Rights (as defined below).

B. Licensee has developed, or within [***] months following the Effective Date will develop, a plan to research, develop and manufacture, products based on the Patent Rights, which plan will be attached hereto as Exhibit A, and which plan will be updated if regulatory approval is obtained, to include the plan to promote, import, sell and/or market such products (the “Development Plan”).

C. Licensee possesses the desire, and possesses or has or plans to obtain the knowledge, expertise, experience and resources, to carry out the Development Plan (as it may be amended from time to time), to meet the milestones set forth in Exhibit D hereto (subject to extension as provided in Exhibit D hereto) and to otherwise meet its diligence obligations hereunder with respect to products based on the Patent Rights.

D. Licensee desires to obtain from WU certain licenses to the Patent Rights, and WU desires to grant such licenses to Licensee.

TERMS AND CONDITIONS

NOW, THEREFORE, in consideration of the premises, covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions.

As used in this Agreement, the following terms have the meaning ascribed to them below:

1.1 “Agreement” is defined in the Preamble above.

WU [***]

1.2 “Affiliate” means an entity that now or hereafter, directly or indirectly, controls or is controlled by or is under common control with a Party to this Agreement whether by beneficial ownership, contract, or otherwise.

1.3 “BLA” means, with respect to a Licensed Product and a jurisdiction, approval or authorization from the relevant governmental authority to market and sell such Licensed Product in the Field in such jurisdiction.

1.4 “Calendar Half” means each six-month period of a calendar year, or portion thereof, beginning on January 1 or July 1.

1.5 “Claims” is defined in Section 11.1 below.

1.6 “Combination Products” a Licensed Product that is sold for a single price in combination with another Therapeutically Active Pharmaceutical Ingredient as a single product.

1.7 “Commercially Reasonable Efforts” means, with respect to the efforts to be expended with respect to a specified objective, those reasonable, diligent, good faith efforts to accomplish such objective as a similarly situated biotechnology company would normally use to accomplish a similar objective taking into account all relevant considerations.

1.8 “Confidential Information” is defined in Section 7.1 below.

1.9 “Development Plan” is defined in Recital B above.

1.10 “Effective Date” is defined in the Preamble above.

1.11 “Elected Patent Rights” is defined in Section 9.3 below.

1.12 “Election Notice” is defined in Section 9.3 below.

1.13 “EMA” means the European Medicines Agency, and any successor governmental authority having substantially the same function.

1.14 “FDA” means the United Stated Food and Drug Administration, and any successor governmental authority having substantially the same function.

1.15 “EU5” means France, Germany, Italy, Spain, and the United Kingdom.

1.16 “Field” is defined in the Preamble above.

1.17 “First Commercial Sale” means the earlier to occur of the earliest date on which a Sale of a Licensed Product is consummated pursuant to this Agreement.

1.18 “Humanitarian Use” means the practice of Patent Rights in the humanitarian field (i.e. prevention or treatment of disease in humans) (a) to manufacture Licensed Products anywhere in the world for the sole and express purposes of distribution and use of such Licensed Products in one or more Qualified Developing Countries, and (b) to sell or otherwise distribute Licensed Products or use solely in one or more Qualified Developing Countries; provided, however, that sales and distribution of Licensed Products shall not be deemed for Humanitarian Purposes unless products are made available to otherwise underserved populations at locally-affordable prices.

WU [***]

1.19 “License Issue Fee” is defined in the Preamble above.

1.20 “Licensed Product” means any product the manufacture, use, sale or import of which by Licensee and/or Sublicensee that would, in the absence of this Agreement, infringe, at least one Valid Claim of an issued patent or at least one Valid Claim of a pending patent application. For clarity, with respect to a claim of a pending patent application, “infringed” refers to activity that would infringe such Valid Claim if it were contained in an issued patent.

1.21 “Licensee” is defined in the Preamble above.

1.22 “Minimum Royalty” is defined in the Preamble above.

1.23 “Net Sales” means the gross value of compensation and payments, whether in cash or in kind, received by Licensee or its Sublicensees for Sales of Licensed Products, less all Permissible Deductions.

1.24 “NMPA” means China’s National Medical Product Administration, formerly known as the China Food and Drug Administration, and any successor governmental authority having substantially the same function.

1.25 “Patent Rights” means, subject to Section 9.3 below, (a) the patents and patent applications listed in the Preamble above, and (b) any divisionals, continuations, Continuations-in-Part (as defined below), or substitute applications, any patents issued or granted from any such patent applications, and any reissues, renewals, reexamination, extension (including by virtue of any supplementary protection certificate) of any such patents, and any confirmation patents, inventor’s certificates, applications for inventor’s certificate or registration patents or patents of addition based on any such patents, and all foreign counterparts or equivalents in any country or jurisdiction of any of the foregoing patent applications and patents. “Continuation-in-Part” means any claims of any continuation-in-part patent application to the extent the claims are entirely supported in the parent application’s original specification and entitled to the parent application’s priority date.

1.26 “Permissible Deductions” means, and shall be limited to, [***].

1.27 “PMDA” means Japan’s Pharmaceutical and Medical Device Agency, and any successor governmental authority having substantially the same function.

1.28 “Qualified Developing Country” means any one of those countries identified as low- income or lower-middle income by the World Bank Group at the time of the Effective Date; provided, however, that “Qualified Developing Country” shall not include any of the following: (a) current and future Organization for Economic Cooperation and Development (OECD) countries, (b) all current and future members of the European Union not otherwise members of the OECD; (c) People’s Republic of China, India, Malaysia, Russian Federation, Singapore, South Korea and Taiwan ; and (d) any other country of the world that, as a result of its progress and economic development after the Effective Date, Licensee reasonably determines should be excluded from the definition of Qualified Developing Country.

1.29 “Qualified Humanitarian Organization” shall mean any governmental agency, non-governmental agency or other not-for-profit organization that has as one of its bona fide missions to address the public health or economic development needs of underserved populations.

WU [***]

1.30 “Sale” means any transaction in which a Licensed Product is exchanged or transferred to another person or entity for any value, payment or compensation of any type or kind. Notwithstanding the forgoing, Sales shall not include and shall expressly exclude transfers by Licensee: (a) for the purpose of researching, developing, or testing a Licensed Product or for charitable or compassionate use purposes, provided that such testing is not conducted for or on behalf of any end user and further provided that Licensee receives no payment for such Licensed Product in excess of the fully burdened (i.e. direct and indirect) costs of producing and transporting such materials and/or Licensed Product; (b) to a Sublicensee of Affiliate for distribution or resale, but the subsequent transaction with an end user shall be included in Sales; and (c) to others for marketing/promotional purposes, provided that the foregoing is not performed for or on behalf of any end user and further provided that Licensee receives no payment for such Licensed Product in excess of the fully burdened (i.e. direct and indirect) costs of producing and transporting such materials and/or Licensed Product.

1.31 “Royalty Rate” is defined in the Preamble above.

1.32 “Sublicensing Revenue” means all value, payment or compensation of any type or kind, other than earned royalties or profit shares on Net Sales, received by Licensee from or through its Sublicensees for the licensing or cross-licensing of the Patent Rights granted herein by WU, provided that earned royalties are separately paid by Licensee to WU on the entire value of Net Sales of Licensed Products including the portion attributed to profit shares on Net Sales. Sublicensing Revenue shall include, without limitation, all fees, milestone payments, cash equivalents, equities, securities, equipment, property, rights or anything else of value received by Licensee as sublicensing consideration from or for the benefit of any Sublicensee for the licensing or cross-licensing of the Patent Rights granted herein by WU, but in all cases excluding equity investments at fair market value, bona fide loans (unless and until forgiven but only if forgiven with ten years of issuance of the loan), funding or reimbursement for actual costs of future bona fide research or development relating directly to the Licensed Product , as evidenced by a detailed budget provided to WU prior to receipt of any such funding, reimbursement for patent expenses at their out-of-pocket cost solely for licensed Patent Rights reimbursed by a Sublicensee, or those portions of milestone payments received in consideration for the achievement of a milestone event substantially similar to a milestone event for which a milestone payment is due to WU upon the achievement thereof under this Agreement, provided that, for clarity, the portion of any milestone payment received by Licensee in excess of the amount of the milestone payment that is due to WU for achievement of such substantially similar milestone shall be treated as Sublicensing Revenue and will be subject to the applicable Non-Royalty Sublicensing Revenue Percentage.

1.33 “Territory” is defined in the Preamble above.

1.34 “Therapeutically Active Pharmaceutical Ingredient” shall mean any substance used in a finished pharmaceutical product, intended to furnish pharmaceutical activity or otherwise have direct effect in the cure, mitigation, treatment or prevention of disease or to have effect in restoring, correcting or modifying physiologic function in human beings. For avoidance of doubt, excipients and inert ingredients without disease-specific therapeutic or pharmacologic effects shall not be considered Therapeutically Active Pharmaceutical Ingredients.

1.35 “WU” is defined in the Preamble above.

1.36 “WU Indemnitee” is defined in Section 11.1.

1.37 “Valid Claim” means a claim (a) of a pending patent application within the Patent Rights that has not been pending for more than [***] years from the first office action on the merits (i.e., other than a restriction requirement) in the relevant patent family, and has not been abandoned or finally rejected

WU [***]

without the possibility of appeal or refiling or without such appeal having been taken or refiling having been made within the applicable time period specified for appeal, or (b) of an issued and unexpired patent within the Patent Rights that has not been (i) held invalid, permanently revoked, unpatentable or unenforceable by a court or other governmental agency of competent jurisdiction in a decision or order that is not subject to appeal or has not been appealed within the applicable time period specified for appeal, (ii) canceled, disclaimed or rendered unenforceable through disclaimer or otherwise, or (iii) abandoned.

2. License Grants and Restrictions.

2.1 Patent Rights. Subject to the terms and conditions of this Agreement, WU hereby grants to Licensee, and Licensee hereby accepts, a non-transferable, exclusive (subject to Section 2.4 below) and royalty-bearing license under the Patent Rights and for the Term of this Agreement, to research, develop, make, have made, sell, offer for sale, have sold, use, have used, export and import Licensed Products solely in the Territory and in the Field. For the avoidance of doubt, Licensee acknowledges and agrees that no license is granted or implied under the Patent Rights outside the Field or the Territory. In exploiting the rights granted hereunder, Licensee agrees to consider opportunities to pursue Humanitarian Use, whether such Humanitarian Use is performed by or through Licensee or a Qualified Humanitarian Organization.

2.2 Limitations on Patent Rights License. WU retains its right to use the Patent Rights to make, have made, use, and import Licensed Products in the Territory and in the Field for research and educational purposes including collaboration with other nonprofit entities, which shall expressly exclude any commercial purposes.

2.3 Clarifications. For the avoidance of doubt, the license “to have made” granted in Section 2.1 above means that the Licensee, its Affiliates and any Sublicensees may contract with one or more third parties to make Licensed Products for Licensee, its Affiliates or any Sublicensees for Sale or offer for Sale by Licensee within the scope of its sales operations or for research and development purposes. In any such event, Licensee shall require all such third parties to be bound to a written confidentiality agreement that contains non-use and nondisclosure obligations that are at least as restrictive as those that are contained in Article 7 below before any Confidential Information is disclosed to such third parties.

2.4 Government Rights. In accordance with Public Laws 96-517, 97-256 and 98-620, codified at 35 U.S.C. §§ 200-212, the United States government retains certain rights to inventions arising from federally supported research or development. Under these laws and implementing regulations, the government may impose requirements on such inventions. Licensed Products embodying inventions subject to these laws and regulations sold in the United States must be substantially manufactured in the United States. Upon Licensee’s request, and at Licensee’s expense, WU agrees to cooperate reasonably with Licensee in connection with attempting to secure a waiver of such obligations. The license rights granted in this Agreement are expressly made subject to these laws and regulations as amended from time to time. Licensee shall be required to abide by all such laws and regulations.

2.5 Reservation of Rights and Restrictions. Nothing in this Agreement provides Licensee with any ownership rights of any kind in the Patent Rights. All ownership rights in the Patent Rights shall remain the sole and exclusive property of WU. No license or right is granted by WU, by implication or otherwise, to any patent other than those patents and patent applications within the Patent Rights. Other than the licenses expressly granted in Section 2.1 above, all rights in and to the Patent Rights are hereby reserved by WU. Licensee agrees not to practice or use Patent Rights outside the scope of the license expressly granted herein. Licensee further agrees that it will not do any act or thing which would in any way contest WU’s ownership in, or otherwise derogate from the ownership by WU, of any rights in the Patent Rights. In furtherance of the foregoing but without limiting the generality thereof, Licensee agrees not to register or attempt to register in the Territory or elsewhere any ownership rights in the Patent Rights or to assist any third party to do so.

WU [***]

2.6 Markings. Licensee shall ensure that appropriate markings, such as “Patent Pending” or the Patent Rights patent numbers or application serial numbers, appear, in accordance with each country’s patent laws, on all Licensed Products (or their packaging, as appropriate) sold by or on behalf of Licensee.

2.7 Sublicensing; Affiliates.

2.7.1 General. Subject to the further provisions of this Section 2.7, Licensee may grant sublicenses of the licenses granted to Licensee in Section 2.1 above to Affiliates or to third parties by entering into a written agreement with any such third party (each such agreement shall be referred to herein as a “Sublicense” and each such third party shall be referred to herein as a “Sublicensee”). Each direct Sublicensee of Licensee may grant a further Sublicense under the Sublicense granted by Licensee; provided, however, that no such further Sublicensee shall have the right to grant any further Sublicense without the reasonable written consent of WU, such consent not to be unreasonably withheld, delayed or conditioned (each such third party receiving a further Sublicense shall be referred to herein as a “Sub-Sublicesee;” for clarity, each Sub-Sublicensee shall be a “Sublicensee” for the purposes of this Agreement).

2.7.2 Requirements of each Sublicense Agreement. Licensee agrees that it will require all Sublicensees to comply with the terms and conditions set forth in this Agreement and applicable to Licensee. In furtherance of the foregoing, but without limiting the generality thereof, each Sublicense shall, for the express benefit of WU, bind the Sublicensee to the applicable terms and conditions no less favorable to WU than those between WU and Licensee contained in this Agreement that are relevant to a Sublicense.    To the extent that any term, condition, or limitation of any Sublicense is inconsistent with the terms, conditions and limitations contained in this Agreement, such term, condition, and/or limitation shall be null and void against WU. Without in any way narrowing or limiting the scope of the foregoing provisions of this Section 2.7.2, all Sublicenses shall contain the terms and conditions set forth in Exhibit B hereto. Within [***] days after the effective date of any Sublicense, Licensee shall provide WU a complete copy of the Sublicense including, without limitation, any and all exhibits and/or attachments thereto, provided, that Licensee may redact any non-financial terms not relevant to obligations owed to WU hereunder. If the Sublicense is written in a language other than English, the copy of the Sublicense shall be accompanied by a complete translation written in English. Upon delivery of such translation to WU, Licensee shall be deemed to represent and warrant to WU that such translation is a true and accurate translation of the Sublicense.

2.7.3 Survival of Sublicenses. At Licensee’s written request, any Sublicense granted by Licensee under this Agreement will remain in effect in the event that this Agreement is terminated prior to expiration. Any such Sublicensee will automatically become a direct licensee of WU under the rights originally Sublicensed to it by Licensee provided the Sublicensee did not cause the termination of this Agreement and the Sublicensee agrees to comply with the terms of this Agreement and to fulfill all the responsibilities of Licensee hereunder. Each such Sublicensee shall be an intended third party beneficiary of this Section 2.7.3. In the event that this Agreement is terminated, all amounts subsequently due to Licensee with respect to any such Sublicense granted under the licenses granted under this Agreement shall become paid directly to WU following the date of termination.

WU [***]

2.7.4 Primary Liability. Licensee will be primarily liable to WU for all acts, errors or omissions of a Sublicensee. Any act, error or omission of a Sublicensee that would be a breach of this Agreement if imputed to Licensee will be deemed to be a breach of this Agreement by Licensee.

2.7.5 Rights of Affiliates. Licensee may exercise its rights, perform its obligations and pursue its remedies under this Agreement either directly or through one or more of its Affiliates that Licensee designates as a licensed Affiliate under this Agreement by providing written notice to Licensor of such designation (each such Affiliate, a “Licensed Affiliate”). A Licensed Affiliate will have the benefit of all rights (including all licenses) and remedies of Licensee under this Agreement. Accordingly, in this Agreement, “Licensee” will be interpreted to mean “Licensee or its Licensed Affiliates” where necessary to give each Licensed Affiliate the benefit of the rights and remedies provided to Licensee in this Agreement; provided, however, that in any event Licensee will be primarily liable to WU for all acts, errors or omissions of a Licensed Affiliate. Any act, error or omission of a Licensed Affiliate that would be a breach of this Agreement if imputed to Licensee will be deemed to be a breach of this Agreement by Licensee. The right of Licensee to exercise its rights, perform its obligations and pursue its remedies under this Agreement through one or more of its Affiliates is in addition to and not in lieu of the right of Licensee to grant a Sublicense to Affiliates as provided in Section 2.7.1.

3. Development Plan.

3.1 Development Plan. Licensee represents and warrants that (a) the Development Plan contains Licensee’s good faith, bona fide plans, as of the date that is [***] months following the Effective Date, for researching and developing, and if regulatory approval is obtained, commercializing Licensed Products, and (b) Licensee has or plans to obtain the knowledge, expertise, experience and resources to fully carry out such plans.

3.2 Progress Reports. Licensee will deliver to WU written reports on Licensee’s progress against the Development Plan no later than [***] and [***] of the [***] calendar years following the calendar year in which the Effective Date falls, and no later than [***] of each calendar year thereafter. Each such report will set forth Licensee’s progress against the Development Plan in reasonable detail including, without limitation [***]. Each such report will identify [***]. Upon reasonable request by WU from time-to-time, Licensee will meet with WU to consult with WU about Licensee’s then-current progress against the Development Plan.

3.3 Changes to Development Plan. Licensee may amend, change or otherwise modify the Development Plan upon written notice to WU.

4. Diligence.

4.1 Licensee agrees to, throughout the term of this Agreement, use Commercially Reasonable Efforts, itself or through its Affiliates, Sublicensees or contractors, to develop, manufacture, promote and sell Licensed Products, in each instance throughout the Territory and in the Field and to achieve the diligence milestones set forth in Exhibit D.

4.2 Should WU conclude in its reasonable judgment that Licensee fails to meet the diligence requirements set out in Section 4.1 above (as may be extended pursuant to Exhibit D), WU may notify Licensee of its conclusions and the basis therefore. The Parties shall then undertake to resolve WU’s

WU [***]

concerns through good faith negotiations for a period of [***] days. Should such negotiations fail to result in Licensee achieving a level of diligence consistent with its obligations under Section 4.1 above, in WU’s sole reasonable judgment, then WU may terminate this Agreement as provided in Article 13 below.

5. Fees, Payments and Royalties.

5.1 License Issue Fee. Within [***] days after the Effective Date, Licensee agrees to pay the License Issue Fee to WU. Such License Issue Fee shall be non-refundable and shall not be credited against any other payments that may be due hereunder.

5.2 License Maintenance Fee. On or before [***] anniversary of the Effective Date and until the First Commercial Sale of the first Licensed Product occurs, Licensee agrees to pay the License Maintenance Fee to WU. All License Maintenance Fees shall be non-refundable and shall not be credited against any other payments that may be due hereunder.

5.3 Royalties.

5.3.1 Licensed Products. For each Licensed Product made or sold by or for Licensee, its’ Affiliate and/or Sublicensee within the Territory, Licensee agrees to pay WU an earned royalty equal to the Royalty Rate of Net Sales if there is a Valid Claim in at least one of the country of manufacture or country of Sale of such Licensed Product. Such earned royalties on Net Sales in each Calendar Half shall be paid by Licensee within [***] days after the end of such Calendar Half.

5.3.2 Stacking Royalties. In the event that Licensee makes a royalty payment to one or more third parties for any patent rights (or know-how rights licensed under the same agreement as such patent rights, but only prior to the expiration of the last valid claim of such patent rights) needed to practice, use, make, sell, offer to sell, import or otherwise exploit any Licensed Product, Licensee would be entitled to deduct from the royalties due to WU up to [***] percent ([***]%) of the royalty Licensee actually pays to such third parties subject to the requirement that the Royalty Rate for the royalties paid to WU hereunder shall not be reduced below [***] percent ([***]%) as a result of any such deductions.

5.3.3 Combination Products. The Royalty Rate for Combination Products shall be determined by the Parties in good faith, taking into account the relative fair market value contribution of the Licensed Product and the other Therapeutically Active Pharmaceutical Ingredient in such Combination Product.

5.3.4 Minimum Royalty Rate. The Royalty Rate for royalties paid to WU hereunder shall not be reduced below [***] percent ([***]%) as a result of the Stacking Royalty and/or Combination Product provisions in Sections 5.3.2 and 5.3.3.

5.4 Minimum Royalties. Commencing with the [***] anniversary of the Effective Date following the First Commercial Sale of the first Licensed Product and continuing thereafter throughout the Term, Licensee agrees to pay WU a minimum royalty equal to the Minimum Royalty for each such anniversary of the Effective Date as an advance against the royalties due under Section 5.3.1 and/or 5.3.2 and/or 5.3.3 above that are paid to WU by Sana over the ensuing [***] period. Such Minimum Royalties shall be due within [***] days after the applicable anniversary.

5.5 Milestone Payments. Licensee agrees to pay WU milestone payments in the amounts set forth in this Section 5.5 within [***] days after the date that the applicable milestone set forth below in the Preamble is achieved; provided, however, that in the case of achievement of a milestone by a Sublicensee, such [***] day period shall be extend to [***] days.

WU [***]

5.6 Clarifications. For the avoidance of doubt, no multiple royalty will be required to be paid because a Licensed Product or its manufacture, use, Sale or importation or performance is covered by more than one Valid Claim or patent or patent application within the Patent Rights. A Sale of a Licensed Product will be deemed to have been made at the time Licensee or a Sublicensee (or anyone acting on behalf of or for the benefit of Licensee or its Sublicensees) first invoices, ships, or receives value for a Licensed Product. In order to ensure that WU obtains the full amount of royalty payments contemplated in this Agreement, in the event of a Sale of any Licensed Product internally and not for resale between Licensee, its Affiliates or any Sublicensee or other third party with whom Licensee has any agreement or arrangement regarding consideration (including but not limited to an option to purchase stock, stock ownership, division of profits, or special rebates or allowances), the gross value of the Sale for purposes of calculating Net Sales shall be deemed to be the fair market value of the Licensed Product.

5.7 Sublicensing Revenue Obligations.

5.7.1 Licensee shall pay to WU the applicable percentage of Sublicensing Revenue identified in the Preamble above, after application of the terms of Section 5.7.2, to the extent applicable, within [***] days of the end of the Calendar Half in which Licensee receives the Sublicensing Revenue.

5.7.2 To the extent that a payment is made under a Sublicense that grants both a sublicense under the Patent Rights and a license or sublicense under other intellectual property rights for technology, or materials, then Licensee shall calculate reasonably and in good faith the portion(s) of overall consideration in the transaction that will be considered Sublicensing Revenue versus other consideration that is not Sublicensing Revenue based on the relative value of the Patent Rights as compared to the other intellectual property rights or material licensed or sublicensed by Licensee under such Sublicense in consideration for which such payment was made. Licensee shall notify WU in writing of its calculation (“Sublicense Income Calculation Notice”) within [***] of receipt of Sublicense Consideration and shall provide such supporting detail and documentation as Licensee deems appropriate to support its calculation, provided that WU may reasonably request additional information and documentation from Licensee to support its Sublicense Income Calculation Notice if WU reasonably disputes the calculation because of insufficient information. Licensee shall not be obligated to disclose to WU confidential terms of any other license agreements or confidential information regarding its products or technology. If WU reasonably disputes Licensee’s calculation, the matter shall be escalated to [***] for resolution, and if the matter remains unresolved after such escalation then, within [***] days of WU’s receipt of the Sublicense Income Calculation Notice, then WU may invoke baseball arbitration as provided below. The matter shall be resolved by baseball arbitration under the Final Offer Arbitration Supplementary Rules of the AAA (also referred to as Baseball or Last Best Offer Arbitration Supplementary Rules). To the extent that any of the procedures set forth above would be duplicated under such Supplementary Rules, such procedures shall not be repeated under the Supplementary Rules; provided that in any event the simultaneous exchange of final offers under paragraph 3 of such Supplementary Rules as in force as of September 2015 (or similar final offer process in a future version of the Supplementary Rules) shall in any event occur and not be considered duplicative over this paragraph. The arbitrators are not entitled to modify a proposal, or average proposals, or do anything other than to select one Party’s proposal or the other Party’s proposal. The arbitrators shall choose the Party’s proposal that more fairly allocates total consideration paid in the overall transaction at issue between the value of the Patent Rights versus the value of the other intellectual property licensed or sublicensed by Licensee under the applicable agreement,

WU [***]

taking into account all relevant factors, including without limitation scientific, intellectual property-related and commercial factors. The decision in the arbitration shall finally settle the matter (i.e. it shall be final and binding on the Parties, enforceable in any court of competent jurisdiction). The Parties shall share the fees of the Arbitrators equally. If WU reasonably disputes Licensee’s calculation and WU has not invoked baseball arbitration as provided above to resolve the matter within [***] days of WU’s receipt of the Sublicense Income Calculation Notice, then Licensee’s calculation of portion(s) of the overall consideration in the transaction that will be considered Sublicensing Revenue versus other consideration that is not Sublicensing Revenue Sublicense Income shall be final and binding upon WU.

6. Place and Method of Payment; Reports and Records; Audit; Interest.

6.1 Method of Payment. All dollar ($) amounts referred to in this Agreement are expressed in United States dollars. All payments to WU shall be made in United States dollars by check or electronic transfer payable to “Washington University.” Any Sales revenues for Licensed Products in currency other than United States dollars shall be converted to United States dollars at the conversion rate for the foreign currency as published in the Eastern edition of The Wall Street Journal as of the last business day in the United States of the applicable Calendar Half or at such other conversion rate(s) as Licensee uses generally in its business for reporting sales and as reasonably agreed by WU.

6.2 Place of Payment. Checks shall reference WU [***] and shall be sent to:

[***]

All payments shall include the WU Contract Number to ensure accurate crediting to Licensee’s account. Electronic transfers shall be made to a bank account designated in writing by WU.

6.3 Reports. Within [***] days after the end of each Calendar Half in which a Licensed Product is Sold or made, Licensee shall deliver to WU, a written report setting forth the calculation of all amounts due to WU under Sections 5.3 and 5.5 above for such Calendar Half. For Licensed Products, each such report shall show, at a minimum, [***].

6.4 Books and Records. Licensee shall maintain complete and accurate books of account and records that would enable an independent auditor to verify the amounts paid as royalties, fees and payments under this Agreement. The books and records for a Calendar Half must be maintained for [***] years following the last day of such Calendar Half. Upon reasonable notice by WU, Licensee must give an independent, certified public accountant appointed by and representing WU and reasonably acceptable to Licensee access to all books and records relating to Sales of Licensed Products by Licensee to conduct, at WU’s expense, an audit or review of those books and records during regular business hours. All such audits may be made no more than once each calendar year at reasonable times and on reasonable advance notice. No accounting period shall be subject to audit more than one time hereunder. No such audit of a Calendar Half may be conducted more than [***] years after the last day of such Calendar Half, and no such audit may be conducted more than [***] calendar years following the year in which termination or expiration of this Agreement occurs. If any such audit or review determines that Licensee has underpaid royalties by [***]% or more for any Calendar Half, Licensee shall (a) [***] for the costs and expenses of the independent, certified public accountant in connection with the review and audit, and (b) [***].

WU [***]

6.5 Interest and Collection. Any amounts not paid by Licensee to WU when due shall accrue interest, from the date [***] days after the balance is due, at an interest rate of [***]% per month or portion of month. In addition, Licensee will reimburse WU for all reasonable costs and expenses incurred (including reasonable attorneys’ fees) in collecting any overdue amounts.

6.6 Foreign Taxes. Payments shall be paid to WU free and clear of all foreign taxes. If laws, rules or regulations of any foreign jurisdiction require withholding of income taxes of other rates imposed upon payments set forth in this Agreement, Licensee shall make such withholding payments as required and without subtracting such withholding payments from such payments to WU. Licensee shall submit appropriate proof of payment of the withholding rates to WU within a reasonable period of time. Licensee shall use efforts consistent with its usual business practices to minimize the extent of any withholding taxes imposed under the provisions of the current or any future double taxation treaties or agreement between foreign countries, and the Parties shall cooperate with each other with respect thereto, with the appropriate Party under the circumstances providing the documentation required under such treaty or agreement to claim benefits thereunder.

7. Confidentiality.

7.1 Definition of Confidential Information. The Parties acknowledge that, prior to and during the Term of this Agreement, the Parties may disclose to one another scientific, technical, trade secret, business, or other information which is treated by the disclosing Party as confidential or proprietary, including but not limited to unpublished Patent Rights patent applications (hereinafter referred to as “Confidential Information”). Both Parties agree that in order to ensure that each Party understands which information is deemed to be confidential, all Confidential Information will be in written form and clearly marked as “Confidential,” and if the Confidential Information is initially disclosed in oral or some other non-written form, it will be confirmed and summarized in writing and clearly marked as “Confidential” within [***] days of disclosure. The receiving Party shall hold such Confidential Information in confidence and shall treat such information in the same manner as it treats its own confidential information but not less than with a reasonable degree of care. In recognition that WU is a non-commercial, academic institution, Licensee agrees to limit to the extent practicable the delivery of Licensee Confidential Information to WU. WU retains the right to refuse to accept any such information or data from Licensee which it does not consider to be essential to this Agreement or which it believes to be improperly designated, for any reason, but such refusal shall not eliminate the obligation of the individual making such a determination from treating such information as confidential hereunder where such information has been read by such individual. The Confidential Information provided to the receiving Party will remain the property of the disclosing Party, and will be disclosed only to those persons necessary for the performance of this Agreement.

7.2 Exclusions. Confidential Information does not include information that (a) was known to the receiving Party without obligations of confidentiality prior to receipt from the disclosing Party as evidenced by the receiving Party’s records; (b) is or becomes part of the public domain through no act by or on behalf of the receiving Party; (c) is lawfully received by the receiving Party from a third party without any obligations of confidentiality, and/or (d) comprises identical subject matter to that which had been originally and independently developed by the receiving Party personnel without knowledge or use of any Confidential Information as evidenced by the receiving Party’s records.

7.3 General Obligations. Subject to Section 2.3 above and to Sections 7.5 and 7.6 below, the receiving Party agrees that during the term of this Agreement and forever thereafter it will (a) refrain from disclosing any Confidential Information of the disclosing Party to third parties, (b) disclose Confidential Information of the disclosing Party to only those directors, officers, employees, advisors, consultants and

WU [***]

subcontractors of the receiving Party necessary for the receiving Party to use the Confidential Information in accordance with this Agreement and who are subject to restrictions on use and disclosure at least as restrictive as those set forth in this Agreement, (c) keep confidential the Confidential Information, and (d) except for use in accordance with the licenses and other rights which are expressly granted in this Agreement, refrain from using Confidential Information.

7.4 No License. By disclosing the Confidential Information to the other Party, the disclosing Party does not grant any express or implied rights to the other Party under any patents, copyrights, trademarks, or trade secrets other than the licenses expressly granted herein. Each Party reserves, without prejudice, the ability to protect its rights under any such patents, copyrights, trademarks, or trade secrets.

7.5 Judicial and Securities Law Procedures. The receiving Party may, to the extent necessary, disclose the disclosing Party’s Confidential Information in accordance with a judicial or other governmental rule, regulation or order, provided that the receiving Party (a) in the case of disclosures other than those required by securities laws, rules, regulations or orders or the rules of any securities exchange or market on which a receiving Party’s securities are listed or traded, either (i) gives the disclosing Party reasonable notice (to the extent reasonably practicable and legally permissible) prior to such disclosure to allow the disclosing Party a reasonable opportunity to seek a protective order or equivalent, or (ii) obtains written assurance from the applicable judicial or governmental entity that it will afford the Confidential Information of the disclosing Party an appropriate level of protection afforded under applicable law or regulation and (b) in the case of disclosures required by securities laws, rules, regulations or orders or the rules of any securities exchange or market on which a receiving Party’s securities are listed or traded, the receiving Party takes reasonable steps, upon the advice of securities counsel, to limit disclosure of or seek confidential treatment for such Confidential Information.

7.6 Permitted Disclosures. Licensee may, to the extent necessary, use and disclose the Confidential Information of WU (a) to secure governmental approval to clinically test or market a Licensed Product, (b) if applicable, to secure patent protection for an invention within the Patent Rights, (c) to actual or potential Sublicensees or contractors performing services with respect to Licensed Products, and their respective directors, officers, employees, advisors, consultants and subcontractors, provided such actual or potential Sublicensees or contractors first agree in writing to be bound by terms of confidentiality that are at least as restrictive as the terms of confidentiality set forth in this Agreement, (d) to actual or potential investors, lenders or other financing sources, licensees, sublicensees and acquirers, and their respective directors, officers, employees, advisors, consultants and subcontractors, provided such actual or potential investors, lenders or other financing sources, licensees, sublicensees and acquirers first agree in writing to be bound by terms of confidentiality that are at least as restrictive as the terms of confidentiality set forth in this Agreement. Licensee will, in any such event, take all reasonably available steps to maintain the confidentiality of the disclosed WU Confidential Information and to guard against any further disclosure.

8. Representations and Warranties.

8.1 Authority. Each of WU and Licensee represents and warrants to the other of them that (a) this Agreement has been duly executed and delivered and, as of the Effective Date, constitutes a valid and binding agreement enforceable against such Party in accordance with its terms, (b) no authorization or approval from any third party is required in connection with such Party’s execution, delivery, or, as of the Effective Date, performance of this Agreement, and (c) as of the Effective Date, the execution, delivery, and performance of this Agreement does not violate the laws of any jurisdiction or the terms or conditions of any other agreement to which it is a party or by which it is otherwise bound.

WU [***]

8.2 Compliance with Laws. Licensee represents and warrants that it will (a) use the Patent Rights only to exploit the license rights granted in Section 2.1 in accordance with the provisions of this Agreement and with such laws, rules, regulations, government permissions and standards as may be applicable thereto in the Territory and in the Field, and (b) otherwise comply with all laws, rules, regulations, government permissions and standards as may be applicable to Licensee in the Territory with respect to the performance by Licensee of its obligations hereunder.

8.3 Reports and Statements. Licensee warrants that all reports and/or statements provided by Licensee hereunder are true and correct and are certified true and correct by Licensee upon delivery to WU.

8.4 Additional Warranties of Licensee. Licensee represents and warrants that (a) it has obtained, or will obtain Effective Date, the insurance coverage required by Article 12 below, (b) as of the Effective Date, there is no pending litigation and no claims threatened in writing against it that impair its ability or capacity to perform and fulfill its duties and obligations under this Agreement, and (c) it has as of the Effective Date raised [***] U.S. dollars through the sale of its equity.

8.5 Additional Warranties of WU. WU represents and warrants that (a) it has in place an intellectual property policy that provides for its ownership (subject to any rights retained by the U.S. government by operation of law) of the Patent Rights and as of the Effective Date, WU solely owns the Patent Rights; (b) as of the Effective Date, there is no known pending litigation against WU or, to the knowledge of WU, any WU inventor relating to the Patent Rights, and WU has not received any notice of any third party claims against WU challenging WU’s ownership or control of the Patent Rights; (c) as of the Effective Date, there are no known claims, judgments or settlements against WU, (d) it has obtained assignments from all WU inventors named in patent applications and patents within the Patent Rights assigning to WU all their right, title and interest in and to the Patent Rights and any inventions contained therein, and (e) it has the authority and right to enter into and perform its obligations under this Agreement and grant the licenses granted to Licensee herein.

9. Application, Prosecution and Maintenance of Patent Rights.

9.1 Patent Applications. [***] has the sole right to control the preparation, filing, prosecution, issue and maintenance of Patent Rights patents and applications. Subject to compliance by [***] with the terms and conditions of this Agreement (including, without limitation, Section 9.2 below), [***] will (a) prosecute and maintain the applications and patents within the Patent Rights, and (b) prepare, file and prosecute additional applications within the Patent Rights as [***] may reasonably request, in [***] name at [***] sole cost and expense. [***] will select qualified outside patent counsel and corresponding foreign associates reasonably acceptable to [***] to prepare, file, prosecute and maintain U.S. patents and patent applications and foreign counterparts within the Patent Rights. [***] will (a) instruct patent counsel to copy [***] on all substantive correspondence, or otherwise provide [***] with a copy of correspondence, in connection with the prosecution of the Patent Rights, including correspondence from the United States Patent and Trademark Office (USPTO) and any other patent office, as well as copies of proposed responses to such correspondence in order to provide [***] a reasonable opportunity to review and comment on proposed submissions to any patent office before the submission is filed, (b) consult with [***] regarding the prosecution of patent applications within the Patent Rights, (c) give [***] an opportunity to review and comment on the text of each patent application before filing, and (d) supply [***] with a copy of the application as filed, together with notice of its filing date and serial number. [***] will keep [***] reasonably informed of the status of Patent Rights patents and applications. [***] shall give [***] the opportunity to provide comments on and make requests of [***] concerning the preparation, filing, prosecution, protection, defense and maintenance of the Patent Rights, and [***] shall seriously consider such comments and requests; however, final decision-making authority shall vest in [***].

WU [***]

9.2 Costs and Expenses. Subject to Section 9.3 below, [***] agrees to reimburse [***] for all reasonable costs and expenses incurred by [***] in connection with the preparation, filing, prosecution, issue and/or maintenance of patents and applications within the Patent Rights [***] and at any time thereafter during the term of this Agreement. [***] agrees to pay [***] the amount of any such reimbursement within [***] days after receipt by [***] of documentation for any such costs and expenses, which [***] shall provide to [***] from time-to-time.

9.3 Failure to Reimburse. [***] may elect not to [***] for amounts due under Section 9.2 in respect to one or more Patent Rights patents and/or patent applications in one or more jurisdictions only by giving [***] notice of such election at least [***] days before the date on which the applicable cost or expense is to be incurred by [***] (each an “Election Notice”). For purposes of this Section 9.3, a cost or expense shall be deemed to be incurred by [***] on the earlier of (a) the date [***] actually pays the cost or expense, or (b) the date [***] becomes obligated to pay the cost or expense (which, for example, shall be the date [***] engages a third party to perform any service which gives rise to any such cost or expense if such engagement is non-cancelable). Any such Election Notice shall specify the Patent Rights patents and/or patent applications and the jurisdictions to which such Election Notice relates (“Elected Patent Rights”). In the event any Election Notice is given by Licensee, the term “Patent Rights” shall be modified to exclude, as applicable, such Elected Patent Rights, in each instance as of the date the Election Notice is given. Accordingly, and for the avoidance of doubt, as of the date the Election Notice is given, [***].

9.4 Community of Interest. The Parties desire to avail themselves to the maximum extent possible of all applicable legal privileges. The Parties intend that information regarding the preparation, filing, prosecution and maintenance of the applications and patents within the Patent Rights (“Shared Information”) that would otherwise be subject to one or more legal privileges or protections is and shall be subject to those same privileges and protections despite the fact that it has been developed by or exchanged between or among them and/or their joint or independent counsel. The Parties further intend that Shared Information is and shall be subject to the joint defense doctrine and common interest/community of interest doctrine. The Parties acknowledge that the legal privileges and protections pertaining to Shared Information are held jointly by all Parties, and that no individual Party is authorized to waive any such privilege or protection. Further, this Agreement shall not affect the ethical, fiduciary or other obligations inherent in those attorney-client relationships other than to extend the cloak of confidentiality and privilege to the Shared Information as provided herein. Each Party agrees that Shared Information obtained from another Party or developed jointly shall be used only for the preparation and prosecution of the Licensed Patents and for no other purpose. Each Party agrees to keep Shared Information as the Confidential Information of the other Party.

10. Infringement, Enforcement, and Defense.

10.1 Notice of Infringement. Throughout the term of this Agreement, each of WU and Licensee agree to give the other prompt notice of (a) any known or suspected infringement of the Patent Rights in the Territory, and (b) any claim that a Licensed Product infringes the intellectual property rights of a third party.

10.2 Patent Rights.

10.2.1 Enforcement. [***] will have the right, but not the obligation, at its sole expense, to attempt to stop promptly any known or suspected infringement of the Patent Rights in the Territory. [***] may initiate and prosecute actions in its own name or, if required by law and upon receipt of [***] written consent (such consent not to be unreasonably withheld), in [***] name against third parties for infringement of the Patent Rights in the Territory through outside counsel of [***] choice who are reasonably acceptable to [***]. [***] shall consult with [***] prior to and in conjunction with all significant issues, shall keep [***] informed of all

[***]

proceedings, and shall provide copies to [***] of all pleadings, legal analyses, and other papers related to such actions. Upon [***] request, [***] will provide reasonable assistance to [***] in prosecuting, resolving and/or settling any such actions, including but not limited to joining as a party if necessary or desirable. If [***] fails or declines to take any action under this Section 10.2.1 within a reasonable time after learning of the infringement of the Patent Rights, [***] shall have the right (but not the obligation) to take appropriate actions including, without limitation, filing a lawsuit, at [***] cost, provided that prior to bringing any action, [***] shall consider in good faith the reasons [***] has failed to bring such action. [***] will provide reasonable assistance to [***] in prosecuting, resolving and/or settling any such actions.

10.2.2 Restrictions on Settlement. Notwithstanding anything in this Agreement to the contrary, neither Party may, without the advanced written consent of the other Party, not to be unreasonably withheld, conditioned or delayed, settle, compromise, or otherwise enter into any form of settlement (or other similar agreement) regarding any claim of action brought under Section 10.2.1 above that either (a) admits liability on the part of the other Party, (b) otherwise negatively affects the rights of the other Party or imposes any liability, restrictions or obligation upon the other Party, (c) requires any financial payment by the other Party, (d) concedes or otherwise portions the Territory and/or (e) grants rights or concessions to a third party to the Patent Rights or any Licensed Products.

10.2.3 Proceeds. If a Party obtains any value, payment or compensation of any type or kind as a result of any claim brought pursuant to Section 10.2.1 above, such Party shall pay to the other Party [***].

11. Indemnification.

11.1 Licensee agrees to indemnify, defend, reimburse and hold harmless WU, WU personnel, WU’s Affiliates, and each of their respective trustees, faculty, staff, employees, students, directors, officers, agents, successors and assigns (altogether the “WU Indemnitees”) from, for and against any and all judgments, settlements, losses, expenses, damages and/or liabilities and any and all court costs, attorneys’ fees, and expert witness fees and expenses (“Losses”) that a WU Indemnitee may incur from any and all allegations, claims, suits, actions or proceedings (the “Claims”) arising out of, relating to, or incidental to [***], but excluding Losses to the extent [***]. The obligations set forth in this Section 11.1 shall survive termination of this Agreement, shall continue even after assignment of rights and responsibilities, and shall not be limited by any provision of this Agreement outside this Article 11.

11.2 A WU Indemnitee seeking indemnification under this Agreement shall: (a) give Licensee prompt written notice of the Claim; (b) cooperate with the Licensee, at Licensee’s expense, in connection with the defense and settlement of the Claim; and (c) permit Licensee to control the defense, settlement or compromise of such Claim, including the right to select defense counsel. In no event shall Licensee compromise or settle any Claim in a manner which admits fault or negligence on the part of WU or a WU Indemnitee without the prior written consent of WU, such consent not to be unreasonably withheld, conditioned or delayed. Neither Party shall have any liability under this Article 11 with respect to Claims settled or compromised without complying with the terms of this Article 11.

WU [***]

12. Insurance.

12.1 Throughout the Term of this Agreement and for a period of [***] years thereafter, Licensee shall obtain and maintain comprehensive general liability and product liability insurance, naming WU as an additional insured, with carrier(s) having at least A.M. Best ratings/class sizes of A/VII and in the following minimum annual limits: [***].

12.2 Licensee will provide WU with a certificate of insurance within [***] of WU’s written request following execution of this Agreement. The certificates must provide that Licensee’s insurer will notify WU in writing at least thirty [***] prior to cancellation or material change in coverage. The specified minimum insurance coverage and limits do not constitute a limitation on Licensee’s liability or obligation to indemnify or defend under this Agreement.

12.3 Notwithstanding the foregoing to the contrary, Licensee shall not be required to maintain such insurance if it maintains a reasonable and customary program of self-insurance that covers the liabilities described in Section 12.1 and such program of self-insurance is reasonably acceptable to WU.

13. Term and Termination.

13.1 Term. The Term of this Agreement is defined in the Preamble and is subject to earlier termination as provided herein.

13.2 Termination By Licensee. Licensee may terminate this Agreement without cause by giving [***] days’ advance written notice thereof to WU. Licensee shall pay WU within [***] days of such termination notice all amounts due and owing to WU under this Agreement (absent termination) under Sections 5.2, 5.4, 5.5 above during the [***] day notice period.

13.3 Termination by WU. WU may terminate this Agreement by giving notice thereof to Licensee upon the occurrence of any one or more of the following events (in which event this Agreement shall terminate on the date such notice is given): (a) upon [***] days written notice if Licensee fails to achieve the diligence milestones as set forth in Section 4.1 (as may be extended pursuant to the last paragraph of Exhibit D) and is unable to resolve WU’s concerns through good faith negotiations as set forth in Section 4.2, and/or (b) Licensee (i) becomes insolvent, bankrupt, or is otherwise unable to pay its debt(s) to WU by the due date(s), or (ii) suffers the appointment of a receiver, receiver and manager, or administrative receiver of the whole or any part of its assets or undertaking, or (iii) an order is made or a notice issued convening a meeting of shareholders to consider the passing of a resolution for Licensee’s winding up (other than for the purpose of amalgamation or reconstruction) or (iv) a resolution is passed for Licensee’s winding up (other than for the purpose of amalgamation or reconstruction).

13.4 Termination for Breach and Failure to Cure. WU may terminate this Agreement by giving notice thereof to Licensee in the event Licensee commits a material breach of this Agreement (other than a breach of the type contemplated by Section 13.3 above) and fails to cure such breach within [***] days after the day that WU gives Licensee notice of such breach. Such termination shall be effective on the date such notice of termination is given. Licensee may terminate this Agreement by giving notice thereof to WU in the event WU commits a breach of any provision of this Agreement and fails to cure such breach within [***] days after the day that Licensee gives notice to WU of such breach, and such termination shall be effective on the date such notice of termination is given.

WU [***]

13.5 Duties Upon Expiration or Earlier Termination. For the avoidance of doubt, on the date of expiration or earlier termination of this Agreement, all license rights granted to Licensee under Article 2 above shall terminate. After the termination of this Agreement, Licensee agrees to, promptly deliver to WU all originals, copies, reproductions and summaries of all Confidential Information of WU, in each instance in the format in which it exists at the time of expiration or earlier termination of this Agreement, or in another mutually agreed format. Notwithstanding the foregoing, a Party, and in the case of Licensee, its Affiliates and Sublicensees, (a) shall have the right to keep one (1) copy of any of the Confidential Information of the other Party for its legal archives solely for the purpose of determining compliance with the terms and conditions of this Agreement and (b) shall not have any obligation to destroy originals, copies, reproductions and summaries of Confidential Information of the other Party that are stored in the ordinary course of business in laboratory notebooks or electronic databases consistent with good business practices. Within [***] days after the termination of this Agreement for any reason whatsoever, Licensee agrees to deliver a written report to WU of all Licensed Products in inventory. If this Agreement terminates before the expiration of the last-to-expire Patent Rights, then, upon the termination of this Agreement, Licensee agrees (a) to promptly discontinue the exportation of Licensed Products that were made in the Territory, (b) to promptly discontinue the manufacture, Sale and distribution of the Licensed Products in the Territory, (c) to promptly destroy all Licensed Products in inventory, and (d) not to manufacture, sell and/or distribute Licensed Products in the Territory until the expiration of applicable last-to-expire Patent Rights.

13.6 Effect of Expiration or Earlier Termination. For the avoidance of doubt, the expiration or earlier termination of this Agreement shall not relieve Licensee of its obligation to account for and make payment to WU of any amount due hereunder including, without limitation, any royalties accrued during the Term of this Agreement and amounts under Section 9.2 above.

14. Disclaimer and Limitation of Liability. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, EVERYTHING PROVIDED BY WU UNDER THIS AGREEMENT IS UNDERSTOOD TO BE EXPERIMENTAL IN NATURE, MAY HAVE HAZARDOUS PROPERTIES, AND IS PROVIDED WITHOUT ANY WARRANTY OF ANY KIND, EXPRESSED OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, OR NON-INFRINGEMENT OF ANY THIRD-PARTY PATENT, TRADEMARK, COPYRIGHT OR ANY OTHER THIRD-PARTY RIGHT. WU MAKES NO WARRANTIES REGARDING THE QUALITY, ACCURACY, COMMERCIAL VIABILITY OR ANY OTHER ASPECT OF ITS PERFORMANCE PURSUANT TO THIS AGREEMENT OR REGARDING THE PERFORMANCE, VALIDITY, SAFETY, EFFICACY OR COMMERCIAL VIABILITY OF ANYTHING PROVIDED BY WU UNDER THIS AGREEMENT. IN NO EVENT SHALL WU OR LICENSEE BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, WHETHER IN BREACH OF CONTRACT, TORT OR OTHERWISE, EVEN IF THE PARTY IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR THEIR RESPECTIVE INDEMNITY OBLIGATIONS, EACH OF WU’S AND LICENSEE’S AGGREGATE LIABILITY TO THE OTHER UNDER THIS AGREEMENT SHALL NOT EXCEED [***].

15. General Provisions.

15.1 Import/Export Controls. In performing their respective obligations under the Agreement, the Parties will comply with United States export control and asset control laws, regulations, and orders, as they may be amended from time to time, applicable to the export or re-export of goods or services, including software, processes, or technical data. Such regulations include without limitation the Export Administration Regulations (“EAR”), International Traffic in Arms Regulations (“ITAR”), and regulations and orders administered by the Treasury Department’s Office of Foreign Assets Control (collectively, “Export Control Laws”). WU is not transferring any information or material outside of the United States under this Agreement and is providing no representation regarding the export control status or classification of any information or materials provided hereunder.

WU [***]

15.2 Entire Agreement; Amendment. This Agreement embodies the entire understanding of the parties and supersedes all other past and present communications and agreements relating to the subject matter. No amendment or modification of this Agreement shall be valid unless made in writing and signed by authorized representatives of both parties.

15.3 Governing Law, Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its rules or procedures involving conflicts of laws. All actions relating to this Agreement shall be brought exclusively in the [***] if no federal subject matter jurisdiction exits. The Parties irrevocably waive all present and future objections to personal jurisdiction, forum or venue in such courts.

15.4 Survival. Each provision of this Agreement that would by its nature or terms survive, shall survive any termination or expiration of this Agreement, regardless of the cause. Such provisions include, without limitation, Sections 1, 2.7.3, 7, 8, 10, 11, 14 and 15.

15.5 Notices. Notices pursuant to this Agreement shall be to the following contacts and are effective when sent if sent by a commercial carrier’s overnight delivery service or when received if sent otherwise:

If to WU:

[***]

If to Licensee:

[***]

A Party may update or amend its contact information set forth above by written notice given in accordance with this Section 15.5.

15.6 Assignment. This Agreement is binding upon and inures to the benefit of the Parties and their successors, but this Agreement may not be assigned by either Party without the prior written consent of the other Party; provided, however, that notwithstanding the foregoing, a Party may at any time assign this Agreement in whole, but not in part, without the other Party’s consent, to an acquiring entity in connection with the sale or transfer of all or substantially all of the business or assets of such Party to which this Agreement relates, whether by sale of assets, merger, consolidation or otherwise provided that (i) Licensee shall not be released of its obligations existing at the time of such assignment and (ii) the assignee or successor to this Agreement confirms, in writing, that it will be subject to and must comply with all terms, conditions and obligations of this Agreement.

15.7 Construction. The recitals and preamble to this Agreement, if any, are hereby incorporated as an integral part of this Agreement as if restated herein in full. Headings are included for convenience and reference only and are not incorporated as an integral part of this Agreement. This Agreement may be executed in any number of counterparts each of which shall be deemed an original and as executed shall constitute one agreement, binding on both parties, even though both parties do not sign the same counterpart.

WU [***]

15.8 Relationship of the Parties. Each Party is an independent contractor and not a partner or agent of the other Party. This Agreement will not be interpreted or construed as creating or evidencing any partnership or agency between the Parties or as imposing any partnership or agency obligation or liability upon either Party. Further, neither Party is authorized to, and will not, enter into or incur any agreement, contract, commitment, obligation or liability in the name of or otherwise on behalf of the other Party.

15.9 Severability. If any provision in this Agreement is held invalid, illegal, or unenforceable in any respect, such holding shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if it had never contained the invalid, illegal, or unenforceable provisions.

15.10 Remedies. The failure of either Party to insist upon or enforce strict performance by the other Party of any provision of this Agreement, or to exercise any right or remedy under this Agreement will not be interpreted or construed as a waiver or relinquishment of that Party’s right to assert or rely upon any such provision, right or remedy in that or any other instance; rather, the same will be and remain in full force and effect. All rights and remedies under this Agreement are cumulative of every other such right or remedy and may be exercised concurrently or separately from time-to-time.

15.11 Use of Names. Neither Party may use the trademarks or name of the other Party or its employees for any commercial, advertisement, or promotional purposes without the prior written consent of an authorized corporate officer of the other Party. If either Party is required by law, governmental regulation, or its own authorship or conflict of interest policies to disclose its relationship with the other Party, including, but not limited to, in SEC filings, scientific publications or grant submissions, it shall provide the other Party with a copy of the disclosure. Notwithstanding the provisions of this Section 15.11, either party may publicize the existence of, and the Parties to, this Agreement.

15.12 Force Majeure. Neither WU nor Licensee will be liable for failure of or delay in performing obligations set forth in this Agreement, and neither will be deemed in breach of its obligations, other than for Payments, if such failure or delay is due to natural disasters or other causes reasonably beyond the control of a Party and reasonable notice of the delay is provided to the other Party.

15.13 WU Personnel. Licensee agrees that for all WU faculty or staff members who serve Licensee in the capacity of consultant, officer, employee, board member, advisor, or otherwise through a personal relationship with Licensee and not through a sponsored research or other relationship with WU (a “Consultant”) (i) such Consultant shall serve the Licensee in his or her individual capacity, as an independent contractor, and not as an agent, employee or representative of WU; (ii) WU exercises no authority or control over such Consultant while acting in such capacity; (iii) WU receives no benefit from such activity; (iv) neither Licensee nor the Consultant may use WU resources in the course of such service; (v) WU makes no representations or warranties regarding such service and otherwise assumes no liability or obligation in connection with any such work or service undertaken by such Consultant; and (vi) any breach, error, or omission by a Consultant acting in the capacity set forth in this paragraph shall not be imputed or otherwise attributed to WU, and shall not constitute a breach of this Agreement by WU.

15.14 Further Acts. Each Party shall, at the reasonable request of the other, execute and deliver to the other such instruments and/or documents and shall take such actions as may be required to more effectively carry out the terms of this Agreement.

15.15 Impact on Tax-Exempt Status. WU advises (a) that it is exempt from federal income tax under Section 501(c) (3) of the Internal Revenue Code, (b) that maintenance of such exempt status is of critical importance to WU and to its members, and (c) that WU has entered into this Agreement with the expectation that there will be no adverse impact on its tax exempt status. As such, and if it becomes necessary, the parties agree to amend, modify or reform this Agreement as necessary (i) in order to ensure that there is no material adverse impact on WU’s tax exempt status, and (ii) in a manner that preserves the economic terms of the Agreement as such are set forth in this Agreement.

SIGNATURE PAGE FOLLOWS

WU [***]

In Witness Whereof, the Parties have by duly authorized persons executed this Agreement as of the Effective Date.

WASHINGTON UNIVERSITY

By:	[***]
Name:	[***]
Title:	Assistant Vice Chancellor &
Managing Director Office of Technology Management
Washington University in St. Louis
Date:	November 14, 2019

SANA BIOTECHNOLOGY, INC.

By:	[***]
Name:	[***]
Title:	CEO
Date:	November 14, 2019

Exhibit A

Initial Development Plan

[***]

Exhibit B

Sublicense Agreement Provisions

Sublicensee agrees to indemnify and hold harmless WU Indemnitees to the same extent and under terms no less favorable to WU Indemnitees as Licensee’s obligations under Article 11 of this Agreement.

Sublicensee agrees to maintain insurance for WU’s benefit to the same extent and under terms no less favorable to WU as Licensee’s obligations under Article 12 of this Agreement.

Sublicensee agrees to maintain books and records and allow audits for WU’s benefit to the same extent and under terms no less favorable to WU as Licensee’s obligations under this Agreement.

If Licensee enters bankruptcy or receivership, voluntarily or involuntarily, sublicensing revenue then or thereafter due to Licensee will, upon notice from WU to any Sublicensee, become directly due and owing to WU for the account of Licensee. WU will remit to Licensee any amounts received that exceed the sum actually owed by Licensee to WU.

Washington University is a third party beneficiary of this Sublicense Agreement. Accordingly, Washington University may enforce this Agreement against Sublicensee to the same extent as the Sublicensor.

Exhibit C

Patent Rights

[***]

Exhibit D

Diligence Milestones

To be considered diligent, Licensee must meet each of the following milestones, [***].

Technical Diligence:

[***]

Licensee may elect to extend the date for achievement of any Diligence Milestone by a period of [***] months, by paying WU a non-refundable fee in the amount of [***] dollars (the “Milestone Extension Fee”). Upon WU’s receipt of the Milestone Extension Fee, the applicable Diligence Milestone will become due [***] months after the original deadline for such Diligence Milestone, and the deadline for each subsequent Diligence Milestone, if any, shall also be extended by [***] months. For avoidance of doubt, Licensee may exercise no more than [***] separate extensions of Diligence Milestones during the term of this Agreement.